UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2014

CITIZENS & NORTHERN CORPORATION

(Exact name of registrant as specified in its charter)

PENNSYLVANIA

(State or other jurisdiction of incorporation)

000-16084	23-2951943
(Commission file number)	(IRS employer ID)

90-92 Main Street, Wellsboro Pennsylvania	16901
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code - (570) 724-3411

N/A

(Former name, address and fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters of a Vote of Security Holders

The Annual Meeting of Shareholders of Citizens & Northern Corporation was held on Thursday, April 17, 2014. The Board of Directors fixed the close of business on February 13, 2014 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. On this record date, there were outstanding and entitled to vote 12,409,748 shares of Common Stock with three issues proposed for vote by the stockholders. A total of 9,368,570 shares of Common Stock were present or represented by proxy at the meeting. This represented approximately 75% of the Corporation’s outstanding Common Stock.

Proposal I- Election of Class III Directors

Voting for the Class III Directors elected to serve for a term of three years is summarized as follows:

Dennis F. Beardslee
Total Votes in Favor	6,233,163
Total Votes Withheld / Against	361,246
Broker Non-Votes	2,774,161

Jan E. Fisher
Total Votes in Favor	6,224,122
Total Votes Withheld / Against	370,287
Broker Non-Votes	2,774,161

Ann M. Tyler
Total Votes in Favor	6,231,539
Total Votes Withheld / Against	362,870
Broker Non-Votes	2,774,161

Proposal II – Approval and Adoption of the 2013 Compensation of the Named Executive Officers as Disclosed in the Proxy Statement

Voting on the requested approval and adoption of the 2013 compensation of the named executive officers as disclosed in the proxy statement was as follows:

Total Votes in Favor	5,639,015
Total Votes Against	651,167
Total Abstained	300,819
Broker Non-Votes	2,777,569

Proposal III – Ratification and Approval of the appointment of the firm of ParenteBeard LLC as independent auditors of the Corporation.

Voting on the requested ratification and approval of the appointment of the firm of ParenteBeard LLC as independent auditors of the Corporation was as follows:

Total Votes in Favor	9,069,339
Total Votes Against	233,560
Total Abstained	65,671
Broker Non-Votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Citizens & Northern Corporation

Date:	April 22, 2014	By:	/s/ Mark A. Hughes
Mark A. Hughes, Treasurer